UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

HIGHLAND BUSINESS SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1607874
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Avenida Fabricante, Suite 100	92672
(Address of principal executive offices)	(Zip Code)

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 400
San Diego, CA 92101
(619) 595-4882
Fax (619) 595-4883

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Form S-1; File No. 000-34642
Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(Title of class)

*EXPLANATORY NOTE – Following the initial filing of this Form 8-A, the Registrant discovered that the EDGAR filer inadvertently checked the wrong box; 12(b) rather than 12(g). The Registrant is amending this Form 8-K to correct the error (the registration of a class of securities pursuant to Section 12(g) of the Exchange Act). No disclosure was changed as a result of the error.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Highland Business Services, Inc, a Nevada corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-153737), filed with the Securities and Exchange Commission on September 30, 2008, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Securities Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

Exhibit	Description
3.1
Certificate of Incorporation of Registrant.  Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed September 30, 2008 to Articles of Incorporation, filed on October 7, 2010

3.2	Certificate of Amendment to Articles of Incorporation of Registrant. Incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1, filed September 30, 2008.
3.3	By-Laws of Registrant. Incorporated herein by reference to Exhibit 3.3 of the Registration Statement on Form S-1, filed September 30, 2008.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

Highland Business Services, Inc.

Date: April 13, 2011

By: /s/ Wright Thurston
Wright Thurston, President